Exhibit 10.2
ZIPRECRUITER, INC.
AMENDED AND RESTATED
2012 STOCK PLAN
ARTICLE I
GENERAL PROVISIONS
1.1PURPOSE OF THE PLAN
This Amended and Restated 2012 Stock Plan (the "Plan") is intended to promote the interests of ZipRecruiter, Inc., a Delaware corporation, by providing eligible persons in the Corporation's employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.
Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
1.2STRUCTURE OF THE PLAN
(a)The Plan shall be divided into two (2) separate equity programs:
(i)the Option Grant Program, as set forth in Article II hereof, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock; and
(ii)the Stock Issuance Program, as set forth in Article III hereof, under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).
(b)The provisions of Articles I and IV shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.
1.3ADMINISTRATION OF THE PLAN
(a)Plan Administrator. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
(b)Powers of the Plan Administrator. Subject to the provisions of the Plan and, in the case of the Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange upon which the Common Stock is listed, the Plan Administrator shall have the authority in its discretion:
(i)to determine the Fair Market Value of the Common Stock;
(ii)to select which eligible persons, pursuant to Section l.4(a), below, are to be granted options under the Option Grant Program;
(iii)to determine whether, when and to what extent options are granted hereunbder;

(iv)to determine the vesting schedule, if any, applicable to the option shares and the maximum term for which the option is to remain outstanding, subject to Section 2.1 hereof;
(v)to determine whether the option granted is an Incentive Option or Non-Statutory Option;
(vi)to select which eligible persons, pursuant to Section l.4(a), below, are to receive stock issuances under the Stock Issuance Program;
(vii)to determine whether and when stock issuances shall be made under the Stock Issuance Program;
(viii)to determine the number of shares to be covered by each such award granted under the Stock Issuance Program;
(ix)to determine the vesting schedule, if any, applicable to the shares issued under the Stock Issuance Program and the consideration to be paid by the Participant for such shares;
(x)to approve forms of agreement for use under the Plan;
(xi)to establish such rules and regulations as the Plan Administrator may deem appropriate for the proper administration of the Plan; and
(xii)to construe and interpret the terms of the Plan, including the rules and regulations, if any, established in connection with the Plan, and any outstanding options or stock issuances thereunder as the Plan Administrator may deem necessary or advisable.
(c)Effect of Plan Administrator's Decision. All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Optionees, all Participants and all holders of shares of Common Stock issued upon exercise of options.
1.4ELIGIBILITY
(a)The persons eligible to participate in the Plan are as follows: (i)
Employees;
(ii)non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and
(iii)consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
(b)Neither the Plan nor any grant hereunder confer upon any Optionee or Participant any right with respect to continuation of his or her employment or consulting relationship with the Corporation, or any Parent or Subsidiary employing or retaining such person, nor shall it interfere in any way with his or her right or right of the Corporation (or Parent or Subsidiary, if applicable) to terminate his or her employment or consulting relationship at any time, with or without cause, which rights are hereby expressly reserved by each.

1.5STOCK SUBJECT TO THE PLAN
(a)The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,455,000 shares (subject to Section 1.5( c) below).
(b)Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full, or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article II. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.
(c)Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.
ARTICLE II
OPTION GRANT PROGRAM
2.1TERMS FOR ALL OPTIONS
Each option shall be evidenced by one or more documents in written or electronic form as approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
(a)Exercise Price.
(i)The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:
(1)The exercise price per share shall not be less than one-hundred percent (100%) ofthe Fair Market Value per share of Common Stock on the option grant date.
(2)If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.
(ii)The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.1 of Article IV and the documents evidencing the option, be payable in cash, by check made payable to the Corporation or by electronic payment via Automatic Clearninghouse (ACH). Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(1)in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes, duly endorsed for transfer to the Corporation and valued at Fair Market Value on the Exercise Date; or
(2)to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
(b)Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents (in written or electronic form) evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
(c)Effect of Termination of Continuous Service.
(i)The following provisions shall govern the exercise of any vested options held by the Optionee at the time of cessation of Continuous Service or death:
(1)Should the Optionee cease to remain in Continuous Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Continuous Service during which to exercise each outstanding vested option held by such Optionee.
(2)Should Optionee's Continuous Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Continuous Service during which to exercise each outstanding vested option held by such Optionee.
(3)If the Optionee dies while holding any outstanding vested options, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12) month period following the date of the Optionee's death to exercise such vested options.
(4)Under no circumstances, however, shall any vested option be exercisable after the specified expiration of the option term.
(5)During the applicable post-Continuous Service exercise period, the Optionee may exercise any vested options as of the date of the Optionee's cessation of Continuous Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, vested but unexercised options shall terminate and cease to be outstanding. All unvested options held by Optionee, however, shall, immediately upon the Optionee's cessation of Continuous Service, terminate and cease to be outstanding.

(6)Notwithstanding the foregoing, should Optionee's Continuous Service be terminated for Misconduct, then all outstanding options, whether vested or unvested, held by the Optionee shall terminate immediately and cease to remain outstanding.
(ii)The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(1)extend the period of time for which the option is to remain exercisable following Optionee's cessation of Continuous Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or
(2)permit the option to be exercised, during the applicable post-Continuous Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Continuous Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Continuous Service.
(d)Rule 16b-3. Options granted to a person subject to Section 16(b) of the 1934 Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.
(e)Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price, become the recordholder of the purchased shares and executed and delivered any necessary documentation to effectuate the foregoing.
(f)Early Exercise of Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Continuous Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
(g)Vesting Schedule. The Plan Administrator may impose a vesting schedule upon any option grant or the shares of Common Stock. Unless otherwise determined by the Plan Administrator, the vesting schedule shall be as follows: (i) twenty-five percent (25%) of the options on the first anniversary of the date of grant of the option, and (ii) the remaining seventy-five percent (75%) of the shares in equal monthly installments over a thirty-six (36) month period commencing with such anniversary.
(h)First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right. To the extent any options granted hereunder permit early exercise, such options shall provide for a repurchase option so that upon termination of the employment or services of the Optionee, the Company (or its assignee) retains the option to repurchase any unvested shares at the lower of (i) cost or (ii) fair market value of such unvested shares.
(i)Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.
G)Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
2.2INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all provisions of Articles I, II and IV shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall be subject to all provisions or Articles I, II and IV, but not subject to the terms of this Section 2.2.
(a)Eligibility. Incentive Options may only be granted to Employees.
(b)Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
(c)Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
(d)10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.
2.3CORPORATE TRANSACTION
(a)The Plan Administrator shall have full power and authority, exercisable either at the time an option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee's Continuous Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. The Plan Administrator also has the authority to modify the acceleration of options described herein such that the shares subject to each option outstanding under the Plan at the time of a Corporate Transaction would automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Notwithstanding the foregoing, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof), or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.
(b)Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
(c)The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000.00) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
(d)The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
2.4CANCELLATION AND REGRANT OF OPTIONS
The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.
ARTICLE III
STOCK ISSUANCE PROGRAM
3.1STOCK ISSUANCE TERMS
Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.
(a)Purchase Price.
(i)The purchase price per share of the Common Stock issued under the Stock Issuance Plan shall be fixed by the Plan Administrator.
(ii)Subject to the provisions of Section 4.1 of Article IV, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(1)cash or check made payable to the Corporation; or

(2)past services rendered to the Corporation (or any Parent or Subsidiary).
(b)Vesting Provisions.
(i)Vesting Schedule. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant's period of Continuous Service or upon attainment of specified performance objectives. Unless otherwise determined by the Plan Administrator, the Plan Administrator may shall impose a vesting schedule upon any shares of Common Stock issued hereunder of (i) twenty-five percent (25%) of the options on the first anniversary of the issuance of the Common Stock, and (ii) the remaining seventy-five percent (75%) of the shares in equal monthly installments over a thirty-six (36) month period commencing with such anniversary.
(ii)Additional Securities. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
(iii)Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
(iv)Repurchase of Unvested Shares on Cessation of Continuous Service. Should the Participant cease to remain in Continuous Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repurchase such shares from the Participant for the amount of cash consideration originally paid by the Participant for such shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to such shares.
(v)Waiver. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Continuous Service or the attainment or non-attainment of the applicable performance objectives.
(c)First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.
3.2CORPORATE TRANSACTION
(a)The Plan Administrator shall have full power and authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Continuous Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).
(b)Subject to 3.2(a) above, the Plan Administrator has the authority to determine that all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction, or (ii) such shares of Common Stock are to be replaced with a cash incentive program of the successor corporation which preserves the spread between the repurchase price and the fair market value existing on the unvested shares of Common Stock at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested shares of Common Stock, or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
3.3SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with appropriate restrictive legends on the certificates evidencing those unvested shares.
ARTICLE IV
MISCELLANEOUS
4.1FINANCING
The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares), plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.
4.2EFFECTIVE DATE AND TERM OF PLAN
(a)The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.
(b)The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.
4.3AMENDMENT OF THE PLAN
(a)The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.
(b)Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding, and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.
4.4WITHHOLDING
The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
4.5REGULATORY APPROVALS
The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option, or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

4.6FINANCIAL REPORTS
The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.
4.7MARKET STAND-OFF
Optionees and Participants hereunder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by such Optionees or Participants (the "Restricted Securities"), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Optionees and Participants shall execute and deliver such other agreements as may be reasonably requested by the Corporation and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to Optionees' or Participants' Restricted Securities until the end of such period.

APPENDIX
The following definitions shall be in effect under the Plan:
(a)"Affiliate" shall mean any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.
(b)"Board" shall mean the Corporation's Board of Directors.
(c)"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
(d)"Committee" shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.
(e)"Common Stock" shall mean the Corporation's common stock.
(f)"Consultant" means any person, including an advisor, (i) engaged by the Corporation or an Affiliate to render consulting or advisory services and who is compensated for such services, or (ii) who is a member of the Board of Directors of an Affiliate. The term "Consultant", however, shall not include either Directors who are not compensated by the Corporation for their services as Directors or Directors who are merely paid a director's fee by the Corporation for their services as Directors.
(g)"Continuous Service" means that an Optionee's or Participant's service with the Corporation or an Affiliate, whether as an Employee, Director or Consultant not interrupted or terminated (except for the expiration of an employment or engagement agreement by the terms of such agreement). Purchaser's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Purchaser renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which Purchaser renders such service, provided that there is no interruption or termination of Purchaser's Continuous Service. For example, a change in status from an Employee of the Corporation to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer (or president if there is no chief executive officer) of the Corporation, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave
(h)"Corporate Transaction" shall mean either of the following stockholder- approved transactions to which the Corporation is a party:
(i)a merger, consolidation, sale, transfer or other disposition in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
(ii)the sale, transfer or other disposition of all or substantially all of the Corporation's assets to a third party or parties and/or in complete liquidation or dissolution of the Corporation.
(i)"Corporation" shall mean Zip Recruiter, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Zip Recruiter, Inc., which shall by appropriate action adopt the Plan.

(j)"Director" means a member of the Board.
(k)"Disability" shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.
(l)Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and directio.i of the employer entity as to both the work to be performed and the manner and method of performance. Mere service as a Director or payment of a director's fee by the Corporation or an Affiliate shall not be sufficient to constitute "employment" by the Corporation or an Affiliate.
(m)Exercise Date shall mean the date on which the Corporation shall have received written or electronic notice of the option exercise.
(n)Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists;
(ii)If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or
(iii)If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator in accordance with the requirements of Section 409 of the Code and proposed regulations Section 1A09A-l (b)(5)(iv) and any other successor provisions, after taking into account such factors as the Plan Administrator shall deem appropriate.
(o)Incentive Option shall mean an incentive stock option, which satisfies the requirements of Code Section 422.
(p)Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
(i)such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct; or
(ii)such individual's voluntary resignation following (A) a material change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a material reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs), or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.
(q)"Misconduct" shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, or (iv) any material violation of any written Company policy.
(r)"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.
(s)"Non-Statutory Option" shall mean an option not intended to satisfy the requirements of Code Section 422.
(t)"Option Grant Program" shall mean the option grant program in effect under the Plan.
(u)"Optionee" shall mean any person to whom an option is granted under the Plan.
(v)"Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(w)"Participant" shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.
(x)"Plan" shall mean the Corporation's Amended and Restated 2012 Stock Plan, as set forth in this document.
(y)"Plan Administrator" shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.
(z)"Stock Exchange" shall mean either the American Stock Exchange or the New York Stock Exchange.
(aa)"Stock Issuance Agreement" shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
(bb)"Stock Issuance Program" shall mean the stock issuance program effect under the Plan.
(cc)"Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more ofthe total combined voting power of all classes of stock in one of the other corporations in such chain.

(dd)"10% Stockholder" shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

ZIPRECRUITER, INC.
2012 STOCK PLAN
STOCK OPTION AGREEMENT
A.SUMMARY OF STOCK OPTION GRANT
You have been granted an option to purchase Common Stock of ZipRecruiter, Inc., a Delaware corporation (the “Corporation”) as follows:

Grantee:

Board Approval Date:

Date of Grant:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	☐ Incentive Stock Option ☐ Non-Statutory Option

Expiration Date:

Vesting Commencement Date:

Vesting/Exercise Schedule:	Options shall vest as follows: (a) twenty-five percent (25%) of the Options shall vest on the first anniversary of the later of (i) such person’s commencement of employment or services with the Corporation, and (ii) the date of grant of the Options, and (b) the remaining seventy-five percent (75%) of the Options shall vest in equal monthly installments over a thirty-six (36) month period commencing with such first anniversary.

Termination Period:	The Options shall terminate in accordance with the terms of the Corporation’s 2012 Stock Plan (the “Plan”).

Transferability:	This Option may not be transferred except as provided in Section B.6 below.
B.TERMS OF STOCK OPTION AGREEMENT
1.Grant of Option. ZipRecruiter, Inc., a Delaware corporation (the “Corporation”), hereby grants to ____________________ (“Grantee”), an option (the “Option” ) to purchase the
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total number of shares of Common Stock (the “Shares”) set forth in Section A above, at the exercise price per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the ZipRecruiter, Inc. 2012 Stock Plan (the “Plan”) adopted by the Corporation, which is incorporated in this Agreement by reference, except as otherwise set forth herein. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2.Designation of Option. This Option is intended to be a [Non-Statutory/Incentive] Stock Option.
3.Exercise of Option. This Option shall be exercisable during its term m accordance with the Vesting/Exercise Schedule set out in Section A above:
(a)Right to Exercise.
(i)This Option may not be exercised for a fraction of a share.
(ii)In no event may this Option be exercised after the Expiration Date of the Option as set forth in Section A above.
(b)Method of Exercise.
(i)This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Corporation which shall state Grantee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Corporation pursuant to the provisions of the Plan. Such written notice shall be signed by Grantee and shall be delivered to the Corporation by such means as are determined by the Plan administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Corporation of such written notice accompanied by the Exercise Price.
(ii)As a condition to the exercise of this Option, Grantee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Corporation, or otherwise.
(iii)The Corporation is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Corporation in consultation with its legal counsel. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Corporation may require Grantee to make any representation and warranty to the Corporation as
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may be required by the applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Grantee on the date on which the Option is exercised with respect to such Shares.
4.Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Grantee:
(a)cash or check; or
(b)cancellation of indebtedness; or
(c)prior to the date, if any, upon which the Common Stock becomes a Listed Security (as defined below), by surrender of other shares of Common Stock of the Corporation that have an aggregate fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Corporation, such shares must have been owned by Grantee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Corporation’s incurring adverse accounting charges); or
(d)net share settlement or other form of “net” or “cashless” exercise, or
(e)any other manner approved by the Plan Administrator.
“Listed Security” means any security of the Corporation that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
5.Termination of Relationship. Following the date of termination of Grantee’s Continuous Service for any reason (the “Termination Date”), Grantee may exercise the Option after the Termination Date only in accordance with the provisions of the Plan, and in no event may Grantee exercise any Option after the Expiration Date of the Option as set forth in Section A above.
6.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.
7.Tax Consequences. GRANTEE SHOULD CONSULT A TAX ADVISER PRIOR TO OR UPON RECEIPT OFF THIS OPTION AND BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
8.Lock-Up Agreement. In connection with the initial public offering of the Corporation’s securities and upon request of the Corporation or the underwriters managing any underwritten offering of the Corporation’s securities, Grantee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation (or agree to do any of the foregoing) however and whenever acquired (other than those included in the registration) without the prior written consent of the Corporation or such
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underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Corporation or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.
9.Stockholders’ Agreements. Grantee agrees that, upon exercising any portion of the Option, Grantee shall execute and deliver any document or instrument necessary to be a party to, and be bound by the terms and conditions of, any agreements binding the Stockholders of the Corporation as required by the Corporation.
10.Acknowledgments Relating to Plan. By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that this option is granted under and governed by the terms and conditions of the Plan (except as otherwise expressly stated) and this Agreement.
11.Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein, in Section A of this Agreement and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Summary of Stock Option Grant, this Agreement, the Plan terms and provisions shall prevail. The Option, the Summary of Stock Option Grant and the Plan constitute the entire agreement between Grantee and the Corporation on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
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EXHIBIT A
ZIPRECRUITER, INC.
2012 STOCK PLAN
EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT
This Agreement (“Agreement”) is made as of [as described on Carta] by and between ZipRecruiter, Inc., a Delaware corporation (the “Corporation”), and [as described on Carta] (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the 2012 Stock Plan (the “Plan”).
1.Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase [as described on Carta] shares of the Common Stock (the “Shares”) of the Corporation under and pursuant to the Plan and the Stock Option Agreement dated [as described on Carta] (the “Option Agreement”). The purchase price for the Shares shall be $[as described on Carta] per Share for a total purchase price of $[as described on Carta]. The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.
2.Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur (i) at the principal office of the Corporation simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement or (ii) electronically upon exercise by Purchaser on an electronic acceptance platform established and maintained by the Corporation or another third party designated by the Corporation. On such date, the Corporation will deliver or cause to be delivered to Purchaser an electronic certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.
3.Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.
(a)Stockholders Agreement. Purchaser agrees that, upon and as a condition to the purchase of the Shares, Purchaser shall execute and deliver any document or instrument necessary to be a party to, and be bound by the terms and conditions of, any agreement between the Corporation and its Stockholders as required by the Corporation.
(b)Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Corporation’s Shares shall be void unless the provisions of this Agreement are satisfied.
(c)Bylaws Restrictions. Purchaser and any transferee of Shares agree that the Shares and any interest therein are subject to the right of first refusal and any and all restrictions
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on transfer set forth in the Corporation’s Amended and Restated Bylaws, as it may be amended from time to time (the “Bylaws”).
4.Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Corporation the following:
(a)Purchaser is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.
(b)Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
(c)Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Corporation is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Corporation.
(d)Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Corporation provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Corporation be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.
(e)Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available
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for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
(f)Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Corporation for any tax advice.
5.Restrictive Legends and Stop-Transfer Orders.
(a)Legends. The certificate or certificates representing the Shares, including electronic certificate(s), shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
(i)THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
(ii)THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE CORPORATION AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.
(iii)THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED IN THE BYLAWS OF THE CORPORATION.
(b)Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein and in the Bylaws, the Corporation may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Bylaws or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
6.No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
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7.Lock-Up Agreement. In connection with the initial public offering of the Corporation’s securities and upon request of the Corporation or the underwriters managing any underwritten offering of the Corporation’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation (or agree to do any of the foregoing) however or whenever acquired (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Corporation or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.
8.Miscellaneous.
(a)Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b)Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
(c)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(d)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(e)Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
(f)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
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(g)Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Corporation’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Corporation.
Exercise of the Option through an online or electronic system established and maintained by the Company or another third party designated by the Company shall be deemed to be Purchaser’s agreement and acceptance of the terms and conditions of this Exercise Notice.
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